UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

SIX FLAGS ENTERTAINMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
8701 Red Oak Blvd.,
Charlotte, North Carolina 28217
(Address of principal executive offices) (Zip Code)

(704) 414-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K of Six Flags Entertainment Corporation (the "Company"), as initially filed with the Securities and Exchange Commission on June 27, 2025 (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's annual meeting of stockholders held on June 25, 2025 (the "2025 Annual Meeting"). The purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers ("say-on-pay"). No other changes have been made to the Original Form 8-K.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2025 Annual Meeting, 77,006,513 shares voted for one year, 268,913 shares voted for two years, 317,291 shares voted for three years, 189,554 shares abstained, and there were 12,479,799 broker non-votes. In light of the results of the advisory vote on the frequency of say-on-pay votes, the Company's Board of Directors determined the Company will continue to hold an advisory say-on-pay vote annually until the occurrence of the next advisory vote on the frequency of say-on-pay votes. The next advisory vote regarding the frequency of say-on-pay votes is expected to occur at the Company's annual meeting of stockholders in 2031.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

Date:	August 22, 2025	By:	/s/ Brian C. Witherow
Brian C. Witherow Chief Financial Officer